Exhibit 99.1

QuinStreet Reports Strong First Quarter Fiscal 2019 Financial Results

•	Reports revenue growth of 29%

•	Grows adjusted EBITDA 56%

•	Delivers over 20% growth in all reported client verticals

•	Builds net cash to $70.5 million

•	Raises full fiscal 2019 revenue growth outlook to 15-20%

FOSTER CITY, CA – October 30, 2018 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the fiscal first quarter ended September 30, 2018.

For the first quarter, the Company reported revenue of $112.9 million, an increase of 29% year-over-year, and GAAP net income of $5.3 million, or $0.11 per share. Adjusted net income for the first quarter increased 108% year-over-year to $7.4 million, or $0.14 per share. Adjusted EBITDA increased 56% year-over-year to $10.3 million, or 9% of revenue.

During the first quarter, the Company generated $9.2 million in normalized free cash flow and closed the quarter with $70.5 million in cash and no debt.

“We continued to see strong demand for our digital performance marketplace solutions in Fiscal Q1,” commented Doug Valenti, QuinStreet CEO. “Client spend is growing as marketing efforts align with the rapid growth of the digital channel. QuinStreet is delivering increasingly measurable and attractive results to clients in the digital channel due to our superior technologies and strong networks.

“We are raising our revenue outlook for full fiscal year 2019 to growth of between 15 and 20% over last year. We expect to continue to expand margins and that full fiscal year 2019 adjusted EBITDA margin will be approximately 10%,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT.

To access the conference call in the US dial +1(855) 719-5012 or +1(334) 323-0522 for international callers. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1(888) 203-1112 (domestic) or +1(719) 457-0820 (international) and using passcode Passcode 6043355 and pin 5876. The webcast of the conference will be available live and via replay on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income (loss) less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income, net, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense. The term “adjusted net income” refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense, net of estimated taxes calculated based on the estimated annual statutory tax rate. Due to the effects of our deferred tax asset valuation allowance and our historical net operating losses, our annual effective tax rate is not meaningful as our income tax amounts for each period are not directly correlated to the amount of income or losses before income taxes for such period. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income (loss) divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “expect”, “intend”, “outlook”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketplace product and technology companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2018	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$70,519	$64,700
Accounts receivable, net	65,668	68,492
Prepaid expenses and other assets	5,297	4,432

Total current assets	141,484	137,624
Property and equipment, net	4,126	4,211
Goodwill	62,283	62,283
Other intangible assets, net	7,835	8,573
Other assets, noncurrent	7,330	7,605

Total assets	$223,058	$220,296

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,129	$32,506
Accrued liabilities	31,015	34,811
Deferred revenue	881	715

Total current liabilities	66,025	68,032
Other liabilities, noncurrent	4,008	3,938

Total liabilities	70,033	71,970

Stockholders’ equity:
Common stock	49	48
Additional paid-in capital	277,084	277,761
Accumulated other comprehensive loss	(302)	(380)
Accumulated deficit	(123,806)	(129,103)

Total stockholders’ equity	153,025	148,326

Total liabilities and stockholders’ equity	$223,058	$220,296

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net revenue	$112,869	$87,418
Cost of revenue (1)	96,813	75,940

Gross profit	16,056	11,478
Operating expenses: (1)
Product development	3,305	3,214
Sales and marketing	2,044	2,447
General and administrative	5,394	4,460

Operating income	5,313	1,357
Interest income	66	37
Other (expense) income, net	(67)	43

Income before taxes	5,312	1,437
(Provision for) benefit from taxes	(15)	8

Net income	$5,297	$1,445

Net income per share:
Basic	$0.11	$0.03

Diluted	$0.10	$0.03

Weighted average shares used in computing net income per share:
Basic	48,663	45,578
Diluted	52,441	46,728

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,539	$925
Product development	401	476
Sales and marketing	284	299
General and administrative	887	737

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net income	$5,297	$1,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,648	2,261
Provision for sales returns and doubtful accounts receivable	245	139
Stock-based compensation	3,111	2,437
Other adjustments, net	(145)	—
Changes in assets and liabilities:
Accounts receivable	2,779	(4,975)
Prepaid expenses and other assets	(682)	(712)
Accounts payable	1,657	2,275
Accrued liabilities	(3,919)	(115)
Deferred revenue	166	(292)
Other liabilities, noncurrent	70	(139)

Net cash provided by operating activities	10,227	2,324

Cash Flows from Investing Activities
Capital expenditures	(334)	(124)
Internal software development costs	(596)	(543)
Other investing activities	145	—

Net cash used in investing activities	(785)	(667)

Cash Flows from Financing Activities
Withholding taxes related to release of restricted stock, net of share settlement	(5,857)	(726)
Proceeds from exercise of common stock options	2,144	—
Repurchases of common stock	—	(125)

Net cash used in financing activities	(3,713)	(851)

Effect of exchange rate changes on cash and cash equivalents	90	(10)
Net increase (decrease) in cash and cash equivalents	5,819	796
Cash and cash equivalents at beginning of period	65,588	50,459

Cash and cash equivalents at end of period	$71,407	$51,255

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheet
Cash and cash equivalents	$70,519	$50,367
Restricted cash included in other assets, non current	888	888

Total cash, cash equivalents and restricted cash	$71,407	$51,255

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net income	$5,297	$1,445
Amortization of intangible assets	734	1,134
Stock-based compensation	3,111	2,437
Acquisition costs	172	—
Shareholder litigation expense	13	—
Material weakness related expense	—	528
Tax impact after non-GAAP items	(1,959)	(1,996)

Adjusted net income	$7,368	$3,548

Adjusted diluted net income per share	$0.14	$0.08

Weighted average shares used in computing	52,441	46,728

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net income	$5,297	$1,445
Interest and other income, net	1	(80)
Provision for (Benefit from) taxes	15	(8)
Depreciation and amortization	1,648	2,261
Stock-based compensation	3,111	2,437
Acquisition costs	172	—
Shareholder litigation expense	13	—
Material weakness related expense	—	528

Adjusted EBITDA	$10,257	$6,583

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$10,227	$2,324
Capital expenditures	(334)	(124)
Internal software development costs	(596)	(543)

Free cash flow	$9,297	$1,657

Changes in operating assets and liabilities	(71)	3,958

Normalized free cash flow	$9,226	$5,615